Exhibit 99.1

IA GLOBAL INCREASES GLOBAL HOTLINE REVENUE GUIDANCE TO $47-55 MILLION; ANNOUNCES CHANGE IN YEAR-END

SAN FRANCISCO, CA July 26, 2007/Business Wire/

IA Global, Inc. (Amex: IAO) announced today that it would be changing its year-end from December 31 to March 31 effective for the fiscal year ended March 31, 2008. The Company will report its annual results for the fiscal year ending December 31, 2007 and also for the fiscal year ended March 31, 2008.

The company’s CEO, Derek Schneideman, said, “We are pursuing a large pipeline of potential acquisition targets and to facilitate consistent year-end reporting, we are changing our year-end to match the March 31 year-end typically used by Asian firms, including Global Hotline, Inc. During the twelve months ended March 31, 2007, Global Hotline recorded revenues of $22 million. We are forecasting Global Hotline revenues for the twelve months ending March 31, 2008 at approximately $47-$55 million, or a 114%-150% increase over the prior year period.”

About IA Global, Inc.

IA Global, Inc. (“IA Global”) is a strategic holding Company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal 2007/8 the Company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the Company is expanding its reach to encompass the Philippines/ Singapore, India, and China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline, Inc. in June 2005, its business has expanded rapidly with the agreement of significant multi-year contracts with major corporations. With these revenues streams in place, revenues in 2007/8 are expected to more than double year on year.

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the profitability, revenue growth and potential new contracts of Global Hotline, and target sectors and markets are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability for the significant contracts. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.